EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 13, 2012 appearing in the Annual Reports (Forms 11-K) of the Waste Management Retirement Savings Plan for Bargaining Unit Employees and the Waste Management Retirement Savings Plan for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ McConnell & Jones LLP

Houston, Texas

September 27, 2012